Exhibit 5.3

 July 14, 2010

Northern Oil and Gas, Inc.
315 Manitoba Avenue – Suite 200
Wayzata, Minnesota 55391

Ladies and Gentlemen:

We have acted as counsel for Northern Oil and Gas, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a Prospectus Supplement dated July 14, 2010 to the Prospectus dated July 2, 2010 (together, the “Prospectus”) relating to the resale by certain selling stockholders of up to 444,186 shares of common stock of the Company (the “Common Shares”).  The Prospectus forms a part of the registration statement on Form S-3 (Registration No. 333-167049) (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended.

We examined such documents, records, and instruments as we deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that the Common Shares have been duly authorized under Minnesota law and are validly issued, fully paid and nonassessable under Minnesota law.

In rendering the foregoing opinions, we have assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings. We express no opinion as to the laws of any jurisdiction other than the State of Minnesota, and the federal laws of the United States of America. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission and thereby incorporated by reference into the Registration Statement. In giving such consent, we do not thereby imply or admit that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this Exhibit.

Very truly yours,

FAEGRE & BENSON LLP

By: /s/ W. Morgan Burns
       W. Morgan Burns